UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2013

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue

P. O. Box 4505

Norwalk, Connecticut 06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2013 Registrant announced that Kathryn A. Mikells, current Senior Vice President and Chief Financial Officer of ADT Corporation, will become Registrant’s Executive Vice President and Chief Financial Officer effective May 2, 2013.

Prior to joining ADT, Ms. Mikells, 47, was Chief Financial Officer of Nalco, a global provider of water treatment and energy technologies. She joined Nalco in 2010 from UAL Corporation, the parent company of United Airlines, where she served as Executive Vice President and Chief Financial Officer. During her 16 years with UAL, Ms. Mikells held a variety of senior leadership roles, including Vice President - Investor Relations, Vice President - Financial Planning and Analysis and Treasurer. Before joining UAL, Ms. Mikells spent six years in the financial services industry at GE Capital, Household International and CIBC. Ms. Mikells serves on the Board of Directors for The Hartford Financial Services Group, Inc. She holds a Bachelor of Science degree from the University of Illinois and an M.B.A. degree from The University of Chicago Booth School of Business.

Registrant issued a press release on March 28, 2013 announcing the appointment of Ms. Mikells. A copy of the press release is attached as Exhibit 99.1 to this Report.

The key terms of Ms. Mikell’s compensation arrangements are described in the offer letter dated March 25, 2013, a copy of which is attached as Exhibit 10 (f) to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10 (f)	Offer Letter dated March 25, 2013 addressed to Ms. Mikells

99.1	Registrant’s press release dated March 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ Don H. Liu
Don H. Liu
Senior Vice President and Secretary

Date: March 28, 2013

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10 (f)	Offer Letter dated March 25, 2013 addressed to Ms. Mikells

99.1	Registrant’s press release dated March 28, 2013